UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2011

Tuesday Morning Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 387-3562

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 22, 2011, Tuesday Morning Corporation, a Delaware corporation (the "Company"), issued a press release announcing financial results for the fourth fiscal quarter and fiscal year ended June 30, 2011. In the press release, the Company also issued its guidance for the fiscal year ending June 30, 2012. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 8.01. Other Events.

Also on August 22, 2011, the Company announced that its Board of Directors (the "Board") has adopted a share repurchase program pursuant to which the Company is authorized to repurchase from time to time shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), up to a maximum of $5,000,000 in aggregate purchase price for all such shares (the "Repurchase Program"). The shares may be repurchased from time to time based upon market conditions in the open market or in privately negotiated transactions. The Repurchase Program does not have an expiration date and may be suspended or discontinued at any time. The Board will evaluate the Repurchase Program each year and there can be no assurances as to the number of shares of Common Stock the Company will repurchase, if any.

The press release announcing the adoption of the Repurchase Program is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated August 22, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tuesday Morning Corporation (Registrant)
August 22, 2011 (Date)	/s/ STEPHANIE BOWMAN Stephanie Bowman Executive Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated August 22, 2011